SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 17, 2019

                     BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

100 Summit Drive

Burlington, MA 01803

(Address of principal executive offices, including zip code)

      (781) 376-5555

(Registrant’s telephone number, including area code)

 __________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                         [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BLIN	NASDAQ

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 17, 2019, Bridgeline Digital, Inc. (the “Company”) received a notification letter from the Nasdaq Listings Qualification Department (“NASDAQ”) indicating that the Staff at NASDAQ has determined that the Company has regained compliance with the $1.00 minimum bid price requirement for the Company’s common stock pursuant to Listing Rule 5550(a)(2).

On May 20, 2019, the Company received a notification letter (the “Letter”) from NASDAQ indicating that based on information included in the Condensed Consolidated Balance Sheets set forth in the Company’s Form 10-Q for the period ending March 31, 2019, filed with the Securities and Exchange Commission on May 15, 2019, the Company is not in compliance with Listing Rule 5550(b)(1) (the “Rule”), which requires companies to maintain a minimum of $2.5 million in stockholders’ equity for continued listing, or to meet certain alternative requirements. Under the Rule, the Company has forty-five days to submit a plan (the “Plan”) to regain compliance. If the plan is accepted by NASDAQ, NASDAQ may grant an extension of up to one hundred and eighty days from the date of the Letter to regain compliance. The Company expects to submit such Plan to NASDAQ within the specified period and will use its best efforts to regain compliance of the Rule.

Item 8.01 Other Events.

See Item 3.01, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Carole Tyner
Carole Tyner
Chief Financial Officer

Date: May 23, 2019